UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2007
Encysive Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Letter to Stockholders

Item 8.01 Other Events.
     Subsequent to the distribution by Encysive Pharmaceuticals Inc. (the “Company”) of its proxy statement for its 2007 Annual Meeting of Stockholders to be held on May 9, 2007, the Company became aware that there might be a misinterpretation of one provision of the Encysive Pharmaceuticals Inc. 2007 Incentive Plan (the “Plan”). As a result, effective April 27, 2007, the Company’s Board of Directors approved an amendment to the Plan deleting Section 5.8 thereof (the “Amendment”). Prior to its deletion, Section 5.8 of the Plan provided as follows:
     The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.
     On or about April 30, 2007, the Company expects to commence mailing a letter to its stockholders of record at the close of business on March 23, 2007, informing them of the Amendment. A copy of the letter is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Letter to stockholders dated April 27, 2007.
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: April 27, 2007	/s/ Paul S. Manierre
Paul S. Manierre
Vice President and General Counsel

EXHIBIT INDEX

99.1	Letter to stockholders dated April 27, 2007.